EXHIBIT 10.1

LOAN AND NOTE MODIFICATION AGREEMENT

THIS LOAN AND NOTE MODIFICATION AGREEMENT (this “Agreement”) is made as of the 28th day of December, 2009, by and between FIRST CHESTER COUNTY CORPORATION (the “Borrower”) and GRAYSTONE TOWER BANK (the “Bank”).

WITNESSETH:

WHEREAS, pursuant to the terms and conditions of a Loan Agreement dated November 20, 2009 by and between the Borrower and the Bank (the “Loan Agreement”), a Promissory Note of even date therewith made by the Borrower for the benefit of the Bank (the “Note”), and various other documents executed by or on behalf of the Borrower including, without limitation, that certain Stock Pledge Agreement dated November 20, 2009 (the “Pledge Agreement”) (together with the Loan Agreement, Note and the Pledge Agreement, the “Loan Documents”), the Bank extended to the Borrower a non-revolving term loan (the “Loan”) in the principal amount of $4,000,000.00 (the “Loan Amount”); and

WHEREAS, the Borrower and Tower Bancorp, Inc., parent company of the Bank (“Tower”), are parties to that certain Agreement and Plan of Merger of even date herewith providing for the merger of the Borrower with and into Tower (the “Merger Agreement”); and

WHEREAS, the Borrower has requested that the Loan Amount be increased by a maximum of $22,000,000 in order to permit it to contribute such additional loan proceeds to its primary operating subsidiary, First National Bank of Chester County (“First National”), solely for purposes of satisfying First National’s minimum regulatory capital requirements; and

WHEREAS, the Bank has agreed to grant such request upon the terms and conditions provided herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                                         Loan Modification.  Upon and subject to the terms and conditions of this Agreement, the Loan Amount is hereby increased by up to $22,000,000 such that the Loan Amount shall be Twenty-six Million Dollars ($26,000,000) or such lesser amount actually disbursed pursuant to Section 3 hereof.  In furtherance thereof:

(a)           Loan Agreement.  The term “Loan,” as defined in the Loan Agreement, and any and all references to the “principal amount” of the Loan or other like terms is hereby amended to mean Twenty-six Million Dollars ($26,000,000) or such lesser amount actually disbursed pursuant to Section 3; provided, however, that the fee to be paid by the Borrower to the Bank in the event of an Event of Default, as defined in the Loan Agreement, arising under Section 7.01(e) thereof shall remain at ten percent (10.00%) of the original face amount of the Note (i.e., $400,000).

(b)                                 Note.  The “principal amount” as set forth in the Note is hereby amended to mean Twenty-six Million Dollars ($26,000,000) or such lesser amount actually disbursed pursuant to Section 3, and all numeric references to the principal amount or other like terms shall mean $26,000,000 or such lesser amount actually disbursed pursuant to Section 3, and interest on the part of the principal amount from time to time remaining outstanding and unpaid under the Note shall accrue at the rate of six percent (6.00%) per annum, as reduced from the original twelve percent (12.00%) stated therein.

(c)                                  Pledge Agreement.  The Pledge Agreement is hereby amended such that the term “Loan,” as defined in the Pledge Agreement, and any and all references to the “face amount” of the Note secured by the Pledge Agreement or other like terms shall mean Twenty-six Million Dollars ($26,000,000) or such lesser amount actually disbursed pursuant to Section 3, and the term “Obligations” set forth in the Pledge Agreement shall be construed to expressly include the Borrower’s obligation to repay to the Bank all sums owing under the Note, as modified hereby.

(d)                                 Other Loan Documents.  The other Loan Documents are hereby amended such that any and all references therein to the principal amount of the Loan shall mean Twenty-six Million Dollars ($26,000,000) or such lesser amount actually disbursed pursuant to Section 3.

2.                                       Event of Default.  Each of the Loan Documents is hereby amended to provide that any termination of the Merger Agreement pursuant to Section 8.1 thereof shall immediately constitute an “Event of Default” or “Default” under each of the Loan Documents, as applicable, including, without limitation, the Note and Pledge Agreement.

3.                                       Disbursement.  Each of the Loan Documents is hereby amended to provide that the Loan is to be used solely for purposes of enabling First National to satisfy its minimum regulatory capital requirements, as established by the Office of the Comptroller of the Currency (the “OCC”).  The Borrower shall not request, and the Bank shall have no obligation to disburse, funds under the Loan Documents in excess of the amount that the Bank deems, in its sole and absolute discretion after consultation with First National and the OCC, necessary to satisfy the minimum regulatory capital requirements of First National (after taking into consideration any other financing arrangements or other agreements by and between Bank, Borrower or First National, including, but not limited to, that certain loan participation agreement to be entered into by and between Bank and First National).

4.                                       Exempt Capital Raising Event.  The Bank hereby agrees that the Loan, as modified hereby, and the use of the additional proceeds thereof by Borrower for purposes of increasing the regulatory capital of First National, shall not be deemed a “capital raising event” within the meaning of Section 2.04 of the Loan Agreement.

5.                                       Other Terms.                           Other than the amendments set forth in Sections 1, 2 and 3 of this Agreement, all other terms and conditions of the Loan Agreement, the Note, the Pledge Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

6.                                       Warranties and Representations.    As an inducement to the Bank to enter into this Agreement, the Borrower makes the following representations and warranties to the Bank and acknowledges its justifiable reliance thereon:

(a)                                  the Borrower is not in default under the Loan Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof;

(b)                                 no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Loan Agreement, the Note, the Pledge Agreement or any of the other Loan Documents;

(c)                                  all warranties and representations previously made to the Bank by the Borrower remain true, accurate and complete;

(d)                                 there have been no material adverse changes in the Borrower’s finances or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents; and

(e)                                  all Loan Documents, as modified and amended herein, are the valid and binding obligations of the Borrower and are fully enforceable in accordance with their terms.

7.                                       Borrower’s Deliverables.  As an inducement to the Bank to enter into this Agreement:

(a)                                  the Bank shall have received on the date hereof from Borrower’s counsel, an opinion, dated the date hereof, in form and substance satisfactory to the Bank, opining that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Borrower, and the Agreement and Loan Documents represent binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, as such terms have been modified hereby; and

(b)                                 certified copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Loan Documents, as amended hereby, together with a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement.

8.                                       No Novation.    The parties hereto do not intend that the amendment of the Loan Agreement, the Note, the Pledge Agreement or any of the other Loan Documents as described herein shall create or effect a novation.

9.                                       Incorporation.    The terms and conditions of the Loan Agreement, the Note, the Pledge Agreement and the other Loan Documents are incorporated by reference and made a part hereof, as if fully set forth herein.  In the event of any inconsistencies between this Agreement and any other Loan Document, the terms and conditions of the other Loan Document shall control, except to the extent expressly modified in this Agreement.  Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement.

10.                                 Binding Agreement.  This Agreement shall be legally binding upon and shall inure to the benefit of the Borrower and the Bank, and their respective successors and permitted assigns.

11.                                 Choice of Law.  This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FIRST CHESTER COUNTY CORPORATION

By:	/s/ James M. Deitch
Name: James M. Deitch
Title: Chief Operating Officer

GRAYSTONE TOWER BANK

By:	/s/ Andrew Samuel
Name: Andrew Samuel
Title: President